Exhibit 10.39


                   MODIFICATION TO THE POWER PURCHASE CONTRACT

                                   CAESS-CWEL

BY MEANS OF THIS INSTRUMENT, WE, BENJAMIN SALVADOR VALIENTE ARGUETA, Civil Engineer, 74 years old, of this domicile, acting on behalf of and in representation of, in his capacity of President of COMPANIA DE ALUMBRADO ELECTRICO DE SAN SALVADOR, S.A. DE C.V., of this domicile, hereinafter referred to as "CAESS" , and, DEISY REYNOSA, with a degree in Economics, 36 years old, of this domicile, acting on behalf of and in representation of, in her capacity as President and Director of the company CONTINENTAL WASTE CONVERSION DE EL
SALVADOR, S.A. DE C. V., of this domicile, hereinafter referred to as "GENERATOR" or "CWEL", agree to the following:

ANTECEDENTS

I On December 29, 1995, CAESS together with CONTINENTAL WASTE CONVERSION INC., domiciled in Calgary, Canada (hereinafter referred to as "CWI') entered into a CONTRACT FOR THE SUPPLY OF POWER AND ELECTRICAL ENERGY (hereinafter referred to as the "Original Contract") whereby CWI or its subsidiary in EI Salvador, is bound to sell to CAESS and CAESS is bound to buy, the total Net Power Capacity produced by GENERATOR for a term of 15 years, renewable, starting from the Commencement Date specified in clause
     4.3 of the referred Original Contract The Original Contract is a B.O.O type, which initials in English stand for BUILDING, OWNING AND OPERATING.

II On July 16, 1996, CWI notified CAESS of the incorporation of their subsidiary company in the Republic of EI Salvador, CONTINENTAL WASTE
     CONVERSION DE EL SALVADOR, S A de C.V., who would be in charge of fulfilling the rights and obligations of CWI, pursuant to the terms contained in the Original Contract .

III On October 10, 1996, the General Law of Electricity was issued (hereinafter referred to as the "Law"), which determines the obligations, procedures and regulations to be observed and adhered to by companies generating and distributing electricity in EI Salvador

IV Due to the above circumstances and as agreed mutually by the parties, it is deemed necessary to modify the Original Contract to reflect these new circumstances and to better comply with the parties' interests Therefore, the parties agree upon the following modifications to the Original Contract.


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Modification to the Power Purchase Contract CAESS-CWEL                  Page 2


MODIFICATIONS TO THE CONTRACT

The Original Contract must be interpreted congruously with these modifications and in the event of any discrepancy, the provisions contained in this document shall prevail. For better understanding of this Contract, this document contains all the provisions agreed upon whereby the clauses preceded by an asterisk (*) correspond to those of the Original Contract.

ARTICLE  1- DEFINITIONS

GENERATOR'S CREDITORS

                    means any financial institution, including in an explicit manner but not limited to the World Bank, the International Financing Society, the Interamerican Bank for Development or the Export -Import Bank of the United States of North America and any investors who may provide financing for construction and/or permanent financing, including senior and/or subordinated debt and/or equity for the Generating Facility.

YEAR

                    means one calendar year

CONTRACTUAL YEAR

                    means any period of twelve (12) months commencing on the Commercial In-Service Date or on its anniversary date.

 EXCESS AMOUNT

                    Its definition is provided in clause 6.4

MINIMUM INTAKE QUANTITY
PER MONTH

                    Its definition is provided in clause 2.2

INTERNAL LOAD

                    means  the   electrical   requirements   of  the  Generating
                    Facility, associated equipment and supporting facilities of same

LETTER OF CREDIT

                    means a confirmed, irrevocable and revolving Letter of Credit issued and payable to GENERATOR by a commercial bank, which is acceptable to GENERATOR. In accordance to the Letter of Credit, payments will be made to GENERATOR subject to solely submitting a certificate to the issuer bank indicating that a) under this contract, GENERATOR has not received payment from CAESS (specifying amount); or b) CAESS has not reissued the Letter of Credit in an amount in United States currency equal to the original amount of the pending Letter of Credit, before its expiration or termination; and
                    c).





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Modification to the Power Purchase Contract CAESS-CWEL                 Page 3

                    CAESS has received written notice from GENERATOR demanding that the Letter of Credit will become effective in a maximum period of 48 hours in the event such default continued The Letter of Credit must have an expiry date that does not occur prior to the 12 months following its date of issuance The Letter of Credit ( or any replacement of the same) will have to be, in all aspects, both in content and value, satisfactory to GENERATOR's opinion.

FINANCIAL CLOSURE

                    Is the execution of financing contracts with Creditors of GENERATOR and the compliance or waivers of every provision which is conditional to the availability of funds, in such contracts.

 COLONES

                    means the legal currency in EI Salvador.

CONTRACT

                    means the Original Contract together with all its appendices, the modifications incorporated in this document and any future amendment done in writing and with the corresponding approval of the parties.

ORIGINAL CONTRACT

                    means the contract executed on December 9, 1995 between CAESS and Continental Waste Conversion Inc.

EMERGENCY

                    means a condition or situation which affects the ability of CAESS or GENERATOR or which UT consider that affects the transmission system to comply with their obligations to maintain a safe, adequate and continuous electrical service.

ELECTRICAL ENERGY

                    is defined as the electricity generated by the Generating Facility and is measured in kilowatt-hour (kWh).

EXECUTION DATE

                    means the date when the modifications to the Original Contract established in this document are executed.

POWER FACTOR*

                    is the quotient by dividing the Electrical Power by the Apparent Power.

COMMERCIAL IN-SERVICE
DATE

                    It refers to the date when the Generating Facility is first brought into commercial service following the Commissioning Period and the satisfactory compliance of the Steady Power Test Period and the electrical connection to CAESS as described in this Contract.

SYNCHRONIZATION DATE

                    means the date when the Generating Facility is placed in parallel operation with the transmission system and/or


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                    CAESS' electrical system.

FORCE MAJEURE

                    has the meaning assigned in Article I5.

PAYMENT GUARANTEE

                    means the document described in clause 6.5 (g).

NON-COMPLIANCE

                    means the occurrence of an event as described in Article 14.

GENERATING FACILITY

                    means the plant and equipment, owned or leased, by GENERATOR to generate and supply electrical energy to the Point of Delivery, which is schematically described in Appendix A.

MONTHLY INVOICE

                    has the meaning described in Clause 6.5 (g).

MRS - PRICING OF THE
ELECTRICAL ENERGY AT
THE GRID

                    It will operate based on offers and prices corresponding to increases or reductions in the amounts of Electrical Energy determined by the Delivery Schedule and will be operated by the UT in accordance to the General Law of Electricity.

 MONTH OR MONTHLY

                    means one calendar month.

 MODIFICATION TO THE
 LAW

                    Its meaning is explained in Clause 6.6.

POINT OF DELIVERY

                    means the physical point or points where the Electrical Energy is supplied to CAESS, described in more detail in Appendix B.

COMMISSIONING PERIOD

                    means the period of time following the Synchronization Date which is before the Commercial In-Service Date, during which testing of the Generating Facility will be performed by GENERATOR as per Appendix C The Commissioning Period will include the verification of the electrical connection carried out by CAESS.

APPARENT POWER

                    It is expressed in kilovolt-amperes (kVA) and is the product of the integrated magnitude of the intensity of the current, expressed in amperes, by the integrated magnitude of the voltage, expressed in kilovolts.

ELECTRICAL POWER*

                    means the integrated value of the power expressed in kilowatts (KW).

STEADY POWER (BASE LOAD)

                    means  the  value of the  Generating  Facility's  Electrical
                    Power  at  the  time  of  the  Commercial   In-Service  Date
                    expressed in kilowatts (kW) and which is determined by a Steady Power




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Modification to the Power Purchase Contract CAESS-CWEL                  Page 5

                    Steady Power Test (kV A).

GENERAL POWER

                    means the Electrical Energy supplied by CAESS at the Point of Delivery, if necessary, to supply GENERATOR's Internal Load requirements if it could not be supplied by the Generating Facility CAESS shall invoice GENERATOR.

OPERATION PROCEDURES

                    means the procedures to be passed on by CAESS to GENERATOR as per clause 11, which describes the adequate interconnection of the Generating Facility with CAESS's electrical system or the operation procedures contemplated in UT's Operation Manual for the interconnection to the national electrical system.

STEADY POWER TEST

                    is a test performed as per Appendix C, to demonstrate the Generating Facility's Electrical Power from the time of the Commercial In-Service Date.

MONTHLY PRICE

                    Means the agreed upon price in conformity to clause 6 of this Contract.

SIGET
SUPERINTENDENCIA
GENERAL DE
ELECTRICIDAD y TELECOMUNICACIONES

                    Government   entity   responsible   for  ensuring  that  the
                    provisions of the General Law of Electricity are adhered to.


TRIMESTER

                    means any calendar trimester.

UNIT OF TRANSACTIONS OR
UT

                    Has the meaning established by the General Law of Electricity. If it does not work, it will be understood that it will correspond to the organization in charge of operating the transmission system.

ARTICLE  2 - PURCHASE AND SALE OF ELECTRICAL ENERGY

2.1 Subject to the terms and conditions contained in this Contract, GENERATOR is bound to provide CAESS with a steady power of thirty-eight thousand two hundred and seventy kilowatts (38,270 Kw) for each hour of the day during the Contractual Year, and in this way, the contracted Electrical Energy at the Points of Delivery, as detailed in Appendix B of this Contract, will be calculated, and CAESS is bound to receive and pay the total amount of Electrical Energy contracted.



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2.2  Subject to the terms and conditions specified in this Contract,  commencing on the Commercial In-Service Date, CAESS will take at any hour of the day during the Contractual Year, a minimum amount of Steady Power equal to 38,270 kilowatts, which is the Minimum Intake Amount per month, and which will be calculated as described in Appendix A.

2.3 CAESS will take all the Electrical Energy supplied by GENERATOR after the Synchronization Date and before the Commercial In-Service Date and will pay for the Electrical Energy as per the prices indicated in Clause 6 of this Agreement The Synchronization Date will begin twelve months after this Contract has been ratified by the Board of Directors of CAESS and the Commissioning Period will not take more than 15 calendar days.

2.4 GENERATOR, at its own discretion, will be able to sell to third parties any amount of Electrical Energy generated in excess of the Minimum Intake Amount.


ARTICLE  3 - PURCHASE AND SALE OF GENERAL POWER

3.1 The General Power will be supplied by CAESS to GENERATOR whenever it is required by GENERATOR The supply of General Power will be steady and uninterrupted GENERATOR will pay the price invoiced by CAESS at the end of the supply period

*3.2 The General Power is for the use of GENERATOR in the operation of the Generating Facility and shall not be sold or resold directly or indirectly.


ARTICLE  4 - VALIDITY AND TERM OF CONTRACT

4.1 The Original Contract has been in effect since December 29, 1995 and its terms and conditions will continue to prevail, together with the modifications agreed to in this Contract and subject to clause 15.3, until the 15th anniversary of the Commercial In-Service Date At the end of this period, this Contract can be renewed for the same period of time and will be governed by the same terms, as agreed to by the parties involved.

4.2  Notwithstanding the foregoing, in the event that:

     a) GENERATOR fails to generate any amount of Electrical Energy for three consecutive months, which is not caused by:

     (i)  force majeure;



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     (ii) any action or omission by CAESS; or

     (iii) a moratorium in the terms contained in Clause 13 4;

     after giving a 30 day written notice to GENERATOR, CAESS may consider this contract to be terminated if GENERATOR does not rectify the situation within the 30 day period.

     b) If CAESS fails to pay for Electrical Energy as required by this Contract, GENERATOR may, within at least five (5) days written notice, terminate this Contract unless CAESS remedies such breach In the event of non- compliance, CAESS will not enjoy of this last benefit if they fail to comply for three times during a Contractual Year.

4.3 The projected Commercial In-Service Date for the Generating Facility will occur 12 months after all necessary government permits required for the construction and operation of the Generating Facility have been obtained, as well as the Transmission Contract, if required

 ARTICLE  5 - DELIVERY OF POWER

5. I GENERATOR will supply Electrical Energy in the form of an alternating current at the voltage of the Points of Delivery as detailed in Appendix B, and at 60 Hertz. The supplied frequency and voltage will be governed by the quality standard guidelines agreed upon by SIGET , UT and as determined by law.


5.2 GENERATOR will, at its expense, make available the interconnection between the Generating Facility and the system for supplying power of CAESS, as per Appendix B.

5.3 GENERATOR is bound to provide CAESS with Electrical Energy as per the guidelines and regulations contemplated in UT's Operations Manual

ARTICLE  6 - RATES, INVOICING AND OTHER CHARGES

6.1  PRICE OF THE ELECTRICAL ENERGY

     6. I .I From the Commercial In-Service Date and during the term of this Contract, the sale price for the Electrical Energy, which will be applied during the year on January I, will be calculated based on (i) the average price of the Electrical Energy as per the Pricing of the Electrical Energy at the Grid (hereinafter referred to as "MRS") during the preceding year,




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               (ii) less colones 0 05 per kWh. The average  price ofthe MRS will be based on the prices published by the "Unit of Transactions" (hereinafter referred to as "UT") pursuant to the terms and conditions of the General Law of Electricity During the first year, the price prevailing for the Electrical Energy shall be calculated as determined in clause 6.1.4.

          6.1.2The sale price for the Electrical Energy shall be adjusted every year on January I based on the average price of Electrical Energy in the MRS during the preceding year.

          6.1.3During the year when the price for the Electrical Energy, calculated pursuant to the conditions determined in the preceding clause becomes effective, the sale price can be automatically adjusted every three months, as per the following formula

                           Pen = PEo (MRSn divided by MRSo )

                   Where

                  Pen: Adjusted price of the energy

                  Peo: Current price of the energy

                  MRSn:  Average price of the MRS in the  preceding  trimester immediately prior to the date the adjustment is made.

                  MRSo:  Average price of the MRS in the  preceding  trimester immediately prior to the date the last adjustment to the List of Price is made.

                    The prices referred to in this article may be adjusted by utilizing the corresponding formula, if and when the increase or reduction of the adjusted value with respect to the current value exceeds I 0% of the latter The adjustment will become effective on the first day of April, July or October, accordingly

          6.1.4The price for the Electrical Energy on the first year counted from the Date of Commercial In-Service, shall be calculated as follows:

               a) If at the Commercial In-Service Date the MRS remained for more than 180 consecutive days, the sale price for the Electrical Energy shall be based pursuant to clause 6 I I and will prevail until the next quarter price adjustment is done, and should this adjustment not take place, it shall prevail until December 31 of the calendar year when the Commercial In-Service Date took place Beginning on January 1 following the year when the Commercial In-Service Date took place until the end of the term of this Contract, the price shall be adjusted pursuant to the conditions determined in clause 6.1.1.




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               b)   If at the Commercial In-Service Date the MRS had not been in operation for 180 consecutive days, the price CAESS shall pay GENERATOR for the Electrical Energy shall be the price agreed upon between CAESS and CEL for the sale of Electrical Energy in BLOCK The price will prevail until the MRS is in operation for 180 consecutive days During the time when the above condition is not fulfilled, the sale price for the Electrical Energy shall be adjusted in the same proportion as the price to be adjusted for the sale of Electrical Energy agreed upon by CAESS and CEL.


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6.2      AMOUNT IN EXCESS

          If during any Contractual Year, GENERATOR delivers to CAESS an amount in excess of the Minimum Intake Amount (the" Amount in Excess") required by CAESS which is measured as per Appendix A, CAESS shall pay GENERATOR on every Contractual Year an amount equal to the product of
          (a) the Amount in Excess; and (b ) the average price of the preceding year determined by the UT Payment shall be made as per the pending invoice pursuant to the terms in Clause 6.5 of this Contract.

6.3      TAXES ON TRANSFERS OF PROPERTIES AND SERVICES (Iv A )

          The price for the Electrical Energy does not include charges corresponding to the Tax on Transfers of Properties and Services (IV
          A), which shall be added by GENERATOR to its invoice, as required by the Salvadorean law, and shall be paid in accordance to clause 6.5.

6.4      FORM OF PAYMENT

          GENERATOR shall invoice CAESS on a monthly basis and at the end of every Contractual Year, in dollars of the United States of America (US$) and all payments of invoices shall be made in U S dollars or its equivalent in Salvadorean Colones For the latter , the exchange rate that shall prevail for payment of the corresponding invoices shall be the one utilized for the sale of dollars as published by the Banco Central de Reserva Those amounts corresponding to IV A tax shall be paid in Salvadorean Colones.

          The parties agree to keep the above reference, which has been agreed upon by them, fixed as long as the fluctuation ofthe Salvadorean Colon with respect to the U S dollar does not exceed a percentage equal to 20%, up or down As a result, the relation colon/dollar shall never be higher than 10 50 colones per dollar, nor lesser than 7 00 colones per dollar When the fluctuation of the Salvadorean Colon with respect to the U S dollar exceed the 20% percentage, GENERATOR shall bear the exchange cost.



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          The monthly  invoices  shall be  calculated by  multiplying  the price determined in clause 6 I by the Minimum Intake Amount less the amount equal to the energy not supplied which differs from the Minimum Intake Amount, taking into account the provisions stated in article 8 with respect to penalties.

6.5      CONDITIONS OF PAYMENT

         CAESS shall pay GENERATOR all amounts owed, as per the following:

          a) Within ten (IO) days following the end of the Month or the end of the Contractual Year, as the case may be, GENERATOR shall submit its invoice for payment of the previous month's energy supply (the "Invoicing Month") or for payment for the supply of Amount in Excess during the preceding Contractual Year, as the case may be, together with the corresponding documentation to support GENERATOR's calculations for the invoice Payment of this invoice on the part of CAESS to GENERATOR shall be made within thirty
               (30) days from receipt of the invoice If such payment was not made within the thirty (30) days period, CAESS will be bound to pay interest calculated at the prevailing LIBOR rate at six months plus 5%.

          b) * If CAESS, in good faith, does not agree with the amount of the invoice, it will have fifteen (15) days from the date of receipt of the invoice to give written notice to GENERATOR regarding the discrepancy of the invoice and the reasons for it.

          c) * Any disagreement to clause 6 5 (b), in conformity do not release CAESS from its obligation to pay the invoice by the due date In the case where GENERATOR must reimburse CAESS, a revised invoice will be issued and CAESS shall receive a credit on the subsequent monthly invoice, for an amount equal to said reimbursement, if CAESS has already paid the inaccurate invoice; if CAESS has not yet done so, CAESS shall then pay the revised invoice by the due date.

          d) * If the disagreement persists, the Parties will attempt to reach an agreement directly If the Parties cannot reach such an agreement, they will refer the matter to arbitration as outlined in Section I 9 of this Contract.

          e) * If an error has been made in the invoice, CAESS can request that GENERATOR correct the error, and if required, make the corresponding adjustment to the invoice Each time a request for correction is made, it must be submitted in written form within ninety (90) days from the date the invoice was paid After the end of this 90 day period, neither Parties may object to the content of the invoice.

          f) * If it is established that the measuring equipment has a greater than +-0 2% inaccuracy, the invoices for the sale of Electrical Energy made during those months corresponding to the inaccurate measurements must be adjusted



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               according to the  established  margin of error between the +-0 2%
               and the corrected value. Each adjustment will be made by adding or subtracting, whichever the case, the charges on the invoice(s) which correspond to the second half of the period from the month in which the existence of error was established, and the month in which the last calibration of the meter was made in agreement with Appendix E This adjustment will be reflected on the invoices.

          g) As security for the payment for the supply of Electrical Energy and Electrical Power during the whole term ofthe Contract, CAESS will issue and maintain a Guarantee of Payment in favour of GENERATOR 60 days before the Date of Synchronization Said Guarantee of Payment is the Letter of Credit described in this Contract which shall be for an amount equal to the amount resulting when multiplying (i) such monthly payments applicable under Clause 6; multiplied by (ii) the Minimum Intake Amount; multiplied by (iii) twenty five percent (25%) The cost of the Guarantee of Payment will be the responsibility of CAESS. CAESS will keep the Guarantee of Payment current and any amount withdrawn by GENERATOR will have to be replaced within 5 days.

6.6      AMENDMENT TO THE LA W

          If, as a result of any amendment to the laws of EI Salvador, including environmental and fiscal laws, which took place after this Contract became effective (" Amendment to the Law"), GENERATOR will incur in important costs additionally to those costs specified in this Contract, GENERATOR will notify CAESS of such modifications to the law Said Notice will be delivered on or before the tenth working day after the last day of each calendar month and will have to specify the Amendment to the Law, its effect in the profits or expenses paid or to be paid by GENERATOR and the exact date of such changes in the profits or expenses as a result of the Amendments to the Law. In this circumstances, the parties are bound to review together the impact that such amendment will have on the price and which has not been reflected in the MRS price.

ARTICLE  7- LIABILITIES

7.1      GENERATOR'S LIABILITIES

          7.I.IGENERATOR shall undertake all risk, liability and obligation in respect to all losses, damages or injuries to:

               a) the property of CAESS located on the lands or premises on CAESS side of the Point of Delivery (hereinafter referred to as the "Said Lands");




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               b)   the  property of GENERATOR or of any third party on the Said
                    Lands;

               c) any person or persons (including loss of life) on the Said Lands.

               This loss, damage or injury shall have been due to the negligence of GENERATOR, its employees or agents in the process of supplying CAESS with Electrical Energy, except to the degree that such loss, damage or injury shall have been due to the willful acts or negligence of CAESS, its employees or agents Without limiting the generality of the foregoing, GENERATOR shall be responsible for the cost of any damage to its equipment and transformers or any damage to equipment of a third party or to CAESS electrical system installed at GENERATOR's side of the Point of Delivery, that may occur due to the negligent operation of the Generating Facility by GENERATOR.

     *7.I.2 CAESS shall inform GENERATOR as soon as practicable of the claim or demand and shall give GENERATOR such opportunity as is afforded by applicable laws to participate in the defense thereof; and further, such indemnity shall not apply to a claim or demand which is settled without the consent of GENERATOR.

     7.I.3All transmission lines, distribution lines, substations, plants, meters, data acquisition and computer system facilities and equipment of CAESS on or in the Said Lands shall be there to manage the delivery of the Electrical Energy In the case that said equipment is destroyed or damaged by willful acts or negligence of GENERATOR's employees and agents, GENERATOR shall pay to CAESS the replacement value of such equipment or the cost of repairing same, whichever amount is the lesser.

     *7.1.4 GENERATOR shall assume all risk, liability or obligation in respect to all actions, causes of action, suits, proceedings, claims, demands, losses, damages, penalties, fines, costs, expenses, obligations and liabilities arising out of a discharge of any contaminant by GENERATOR into the natural environment on the Said Lands including any fines or orders of any kind that may be levied or made pursuant to the corresponding environmental legislation presently legislated GENERATOR shall comply at all times with the environmental guidelines issued by the World Bank, as well as those established by the current applicable laws of EI Salvador

     *7.I.5 GENERATOR's liability as well as CAESS's shall be limited in each case up to a maximum of USD 10,000,000 on a per case basis Each Party shall be responsible for its own negligence.




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ARTICLE 8- PENALTIES

8.1 GENERATOR shall deliver on a monthly basis Electrical Energy for an amount not less than the Minimum Intake Amount. In the event current deliveries of Electrical Energy by GENERATOR during any month are less than the Minimum Intake Amount, GENERATOR will deduct from its invoice or monthly statement the amount equivalent to the energy not supplied and will pay a penalty as per the provisions stated in this clause. The Deficit shall be equal to the Minimum Intake Amount less the actual deliveries of Electrical Energy by GENERATOR less the amount of electrical energy suspended due to force majeure by virtue of clause 15 GENERATOR shall pay monthly a penalty equal to the one CAESS has to pay to the final user in accordance to the General Law of Electricity This penalty shall not be higher than 200% of the price of the MRS multiplied by the deficit calculated as per this clause, except in the case of force majeure and following the provisions stated in clause 15 of this Contract.

ARTICLE  9- COVENANTS OF GENERA TOR

9.I GENERATOR shall arrange, at is expense, for the connection between the Generating Facility and CAESS's electrical supply system or to the national transmission system, as per Appendix B GENERATOR shall guarantee the reliability of the interconnection to any of the above systems. In order to guarantee such efficiency/reliability, GENERATOR shall respect and follow SIGET's guidelines and regulations as well as UT's Operations Manual.

9.2 GENERATOR accepts to provide, at its expense, all power system components on GENERATOR ' s side of the Delivery Point, including transformers, switching and auxiliary equipment such as synchronizing and protection and control equipment, pursuant to requirements mutually agreed upon by the Parties, as considered reasonably necessary to protect the safety and security of both Parties' power system Without limiting the generality of the foregoing, the said required equipment will include such equipment as may be necessary to provide for voltage conversions or to correct operation of GENERA TOR ' s synchronizing, control or protection equipment as it might affect CAESS equipment and personnel safety and CAESS's customers All said equipment of GENERATOR shall be subject to the approval of CAESS and such approval cannot be unreasonably withheld and shall be installed, maintained and operated in accordance with equipment manufacturer's recommendations GENERATOR and CAESS shall work as a team during the installation of the electrical equipment of the Generating Facility

9.3 CAESS shall install, operate and maintain the metering electrical system in accordance to Appendix E.




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*9.4 GENERATOR agrees to provide,  free of charge or rent, a convenient and safe space for the metering, communication, and other access equipment of CAESS in GENERATOR's premises and further agrees that only properly authorized agents of CAESS or persons otherwise lawfully entitled to do so shall be permitted to read, inspect, repair, adjust or remove any of the said metering and communication equipment and that the properly authorized agents of CAESS shall, at all reasonable hours, have the right to read, inspect, repair, adjust, replace or remove any of the said metering and communication equipment and they will provide a permit to access said premises. The metering equipment of both Parties shall be calibrated jointly.

9.5 GENERATOR agrees that if this Contract is terminated in accordance with the terms of this Contract or for any other legal ground, CAESS may enter on GENERA TOR ' s premises and remove therefrom meters, lines, stations, plant, equipment and appliances installed thereon and owned by CAESS.

9.6 GENERATOR shall comply with all applicable governmental regulations as well as SIGET's regulations and will follow UT's Operations Manual, and shall be subject to obtain and maintain in good standing, whenever required, all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies required in respect of its operations, including, without limitation, the construction of the Generating Facility and its connections to the national electrical system or to CAESS electrical system.

*9.7 GENERATOR shall install safety equipment to protect its own property and equipment for variations in frequency and voltage or from temporary delivery of other than three-phase power, whether caused by the Generating Facility or CAESS' distribution system.

9.8 GENERATOR accepts to operate its Generating Facility at Steady Power (BaseLoad) following the minimum required standards as per UT's Operations Manual.

9.9  GENERATOR  shall  keep  proper  records   relating  to  the  production  of
     Electrical Energy as reasonably required by CAESS in form and detail satisfactory to CAESS, and shall retain such records for a period of not less than three (3) years counted from the first day of the Contractual Year.

9.10 GENERATOR shall employ qualified personnel for monitoring the Generating Facility and for coordinating operations of the Generating Facility with CAESS system GENERATOR shall ensure that such personnel are available at all times Electrical Energy is being generated.



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ARTICLE  10- OBLIGATIONS

10.1 OBLIGATIONS OF CAESS

     10.1.1 CAESS agrees that it will:

          a) maintain a take or pay obligations for the contracted Electrical Energy in the manner indicated by this Contract, except in cases of force majeure;

          b) * provide GENERATOR with all information GENERATOR may require and that may affect the operation ofthe Generating Facility;

          c) maintain the Letter of Credit referred to in Section 6.5 (g) during the entire term of this Contract and according to the terms of the same;

          d) not require GENERATOR to supply Electrical Energy at a Power Factor outside ofthe capability curves of its Turbo Generators.

10.2 OBLIGATIONS OF GENERATOR

     10.2.1 GENERATOR agrees to

          a) In case it does not deliver the Minimum Intake Amount, it will pay the penalty stipulated in Article 8 of this Contract and it will discount the monthly invoice by the quantity that corresponds to the energy not delivered in accordance with the Minimum Intake Amount. The exception is represented by the cases of Force Majeure.

          b) * Provide CAESS with all the information available which may affect the Generating Facility.

          c) Will not supply Electrical Energy at a Power Factor outside the capacity curves of its turbo-generator.

          d) will comply with all the regulations of the country, the Law of Electricity and of UT and CAESS's rules.

ARTICLE  11- OPERATING PROCEDURES

11.1 In the event GENERATOR interconnects to CAESS's electrical system, CAESS shall provide GENERATOR with a copy of its substation's Manual of Operations as soon as possible and such Manual will provide the basis for the Operating



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          Procedures to be agreed upon by the Parties The  operating  procedures
          shall  address  the   interconnection   and  the  integration  of  the
          installation of the Generating Facility into CAESS's electrical system Topics covered may include, without limitation, method of day-to-day
          communications;   key  personnel  list  for  both  Parties'  operating
          centres; authorization and commutation procedures; outage scheduling and reactive power support.

          In the event the interconnection is through the national electrical system, GENERATOR is bound to comply with UT's Operations Manual with the purpose of ensuring the optimization of the delivery and to guarantee the operation of the national electrical system.

11.2 As part of the finalization of operating procedures, each Party shall designate in writing to the other Party the name of the employee or agent to whom notices are to be given, and in default of such designation or in the event of the said employee or agent not being immediately available to receive any such notice, such Party agrees the notice may be given by telephone or otherwise to any other responsible employee or agent of the other Party.

* ARTICLE 12- PRE-OPERATION PERIOD

*12.IGENERATOR  shall  notify  CAESS  and  to  UT in  writing  at  least  twelve
     (12)business days prior to the proposed Synchronization Date In no event shall the Synchronization Date be less than twelve (12) business days prior to the Commercial In-Service Date CAESS shall have the right to have representatives present at the Generating Facility at the Synchronization Date.

12.2 The Synchronization of the Generating Facility into CAESS's electrical system does not occur on the Synchronization Date proposed by GENERATOR in the notice delivered to CAESS pursuant to Clause 12 for any reason attributable to CAESS, its employees or agents, GENERATOR shall be entitled to an indemnification from CAESS, equivalent to the value of one day of Electrical Energy, calculated as per the provisions stated in this Contract, for each day of delay.

* ARTICLE  13- OPERATION OF THE GENERATING FACILITY

*13 I GENERATOR shall operate its Generating Facility so that, except for normal operating conditions, variations of frequency or voltage shall be within normal operating ranges acceptable to UT, SIGET and the Law of Electricity.



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*13.2GENERATOR  shall take  remedial  measures,  at its own  expense,  by way of installing suitable apparatus or otherwise as may be necessary to maintain voltage and frequency, in order to reduce any fluctuations, interruptions or interference with the communication systems or control circuits.

*13.3GENERATOR shall adjust exit control to CAESS's requirement or of the transmission company or to the national electrical system in an acceptable manner to contribute in the regulation of voltage of CAESS's electrical system, as set out in the Operations Procedures of CAESS and in the UT Operations Manual.

13.4 Either Party shall have the right to interrupt the supply of Electrical Energy or receipt of General Power at any time to the extent necessary to safeguard life or property or for the purpose of construction, maintenance, operation, repair, replacement or extension of their equipment or works Either Party shall limit the duration of such interruptions as much as practicable and, except in emergencies, shall give to the other Party adequate warning of its intention to interrupt the supply The Parties shall coordinate common maintenance schedules And both GENERATOR and the distributor shall comply with the provisions stated in articles 8 and 10, respectively.

*13.5 GENERATOR shall cooperate with CAESS in establishing Emergency plans, including recovery from a total electrical interruption; voltage reduction of non-essential auxiliary equipment in order to accomplish a reduction in the flow of electricity; and other plans which may arise GENERATOR shall make technical references available concerning start-up times, black-start capabilities and minimum load-carrying ability.

13.6 GENERATOR shall, during an Emergency, supply Electrical Energy as the Generating Facility is able to generate and CAESS is able to receive If GENERATOR has a scheduled outage, and such scheduled outage occurs or would occur coincident with an Emergency, GENERATOR shall make its best efforts to reschedule the outage or, if the outage has begun, to expedite the completion thereof.

*13.7CAESS may from time to time make tests to determine the electrical characteristics of the Generating Facility and may, at its own cost and expense, install and use meters and equipment which it deems necessary to establish the basis of billing.


 ARTICLE  14- LACK OF PERFORMANCE UNDER THIS CONTRACT

14.1 Pursuant to Clause 14 5 of this Contract, in the event GENERATOR fails to perform any obligation under this Contract, CAESS may give written notice to GENERATOR that unless the obligation is completely fulfilled within a period of



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          30  days  after  delivery  of  the  notice,  CAESS  shall  discontinue receiving Electrical Energy or supplying General Power until GENERATOR has rectified the problem, at which time, CAESS shall reconnect the Generating Facility to its grid The right to discontinue receiving Electrical Energy or supplying General Power in this section is in addition to and not in limitation of any other right provided elsewhere in this Contract to discontinue receiving Electrical Energy or supply of General Power.

14.2 If at any time GENERATOR fails to comply with any of its obligations affecting operation of CAESS's electrical system, including failing to operate as required by this Contract or by any operating procedures pursuant to the Operations Procedures, CAESS may give notice thereof to GENERATOR, which notice may be given by telephone to the Plant Manager or Shift Operator of GENERATOR, as specified in Article I I 2, and GENERATOR shall immediately commence to remedy the said failure In case of continued failure for more than thirty minutes after the notice, CAESS may discontinue the receipt of all Electrical Energy or supply of General Power or any part thereof and shall not be obliged to resume receipt of Electrical Energy or supply of General Power until GENERA TOR has remedied the failure.

14.3 If at any time CAESS fails to perform any of its obligations affecting the operation of the Generating Facility, including failing to operate as required by this Contract or by any operating procedures pursuant to the Operations Procedures, GENERATOR may give written notice thereof to CAESS, which notice may be given by telephone to the persons referred to in Clause I I 2, and CAESS shall immediately commence to remedy the said failure In case of continued failure for more than thirty minutes after the notice, GENERATOR may discontinue the supply of all Electrical Energy or receipt of General Power until CAESS has remedied the failure.

14.4 Any of the  following  topics  discussed  below will  constitute  breach of
     Contract:

     a) Material breach of any of the Parties' obligations pursuant to this Contract;

     b) Any declaration made by any of the Parties that proves to be incorrect in any material aspect;

     c) Dissolution, termination of business or voluntary or involuntary bankruptcy of any of the Parties; and,

     d) In the case CAESS loses its license to provide electrical service such that it cannot distribute Electrical Energy generated by the Generating Facility. The above mentioned event will not constitute grounds for default on the part of CAESS if and when this Contract (including the Letter of Credit) is assigned to a successor who GENERATOR, at its own discretion, may deem capable of complying with all of CAESS's obligations pursuant to this Contract.




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14.5 In the event of default  and if this  default  continued,  the Party not in default shall adhere to the following rights granted by this Contract and which are referred to in the different clauses of this Contract, may take the following actions:

     a) Give written notice to the Party in default indicating the circumstances behind such default Thereupon and for a period of not less than thirty (30) days following the receipt of such notice, the Parties will have to consult with each other to consider the actions to be taken in order to alleviate the consequences of such default.

     b) After the thirty (30) day period has elapsed, if such default has not been remedied during such period of time or during an extended period necessary under the circumstances, the Contract will be terminated (unless the Parties have agreed to the contrary) by means of a written notice to the Party in default The Party not in default will be relieved from every obligation and responsibility acquired through this Contract, except for the payment of any amount due or for any liability acquired as a result from any action, omission or event which occurred before the termination date.

     c) Will have the right or recourse based on the law or fairness, including compensation for monetary damages, temporary suspensions or forced fulfillment of its contractual obligations.

14.7     In addition to that indicated in Clause 14.6:

     a) In the event CAESS failed to comply, GENERATOR may, at its sole and absolute discretion and under an agreement or otherwise, sell or contract or agree to the sale of all or any portion of the Electrical Energy to third parties, and if GENERATOR terminates this Contract in accordance to Clause 14.6, GENERATOR shall immediately request and will be authorized to receive payment from CAESS for damages, pursuant to the provisions stated in Article 1427 ofthe current Civil Code in the Republic of EI Salvador (please refer to Appendix F).


     b) If GENERATOR failed to comply, CAESS shall, in addition to givingwritten notice to GENERATOR, notify the Creditors of such default and the Creditors shall have the same 30 day period to remedy GENERATOR's default or an extended period of time as may be reasonably necessary in order to remedy such default.



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ARTICLE  15- FORCE MAJEURE

15.1 The Parties shall not be responsible for default ofthe obligations established in this Contract for reasons of force majeure or unforeseen circumstances such as war, invasion, rebellion, civil unrest, revolts, riots, sabotage, floods, earthquakes, fires and other similar occurrences.

15.1 BIS - Neither ofthe parties to this Contract shall be authorized to benefit from the provisions indicated in Clause I 5 I under the following circumstances:

     a) If default was caused by the negligence of the Party claiming Force Majeure; or

     b) If default was caused by the Party claiming Force Majeure, who did not attempt to diligently implement measures to remedy the situation and to promptly recommence compliance with its obligations.

*ARTICLE  16- DIVISIBILITY OF THE CONTRACT

*16.1If any of the terms, covenants or conditions of this Contract, under any circumstances become invalid or unenforceable, the rest of this Contract shall remain in full force and effect subject to any necessary adjustments to replace any of the above-mentioned invalid or unenforceable provisions.

*ARTICLE 17- WAIVER

*17.1The waiver of the right to protest against violations or default of any of the terms, provisions or covenants contained in this Contract, shall not be considered or interpreted as waiver of the right to protest against any of the terms, provisions or covenants contained in this Contract, and a decision to refrain from making use of one or more of the recourses stipulated in this Contract in cases of default, shall not be considered or interpreted as waiver of the right to protest against said default.

 ARTICLE  18- PREVIOUS CONTRACTS

18.1 This document contains all of the terms and conditions agreed upon by the Parties, which includes the terms and conditions set out in the Original Contract which have not been modified, as well as the amendments agreed to herein. No other contract held prior to the date of the Original Contract, either written or verbal, referring to the subject matter of this Contract, shall be considered in effect or binding to either Party In the event of a contradiction between the terms agreed upon in the Amended Contract and the Original Contract, the terms and conditions established in this Amended Contract shall prevail.



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*ARTICLE  19- CONTROVERSIES AND ARBITRATION

*19.1Any doubt or controversy that may arise between the Parties regarding the interpretation, fulfillment or execution of this Contract, shall in the first instance be resolved in either ofthe following ways:

     a)   by the Management of each of the Parties; or

     b) by the Presidency of the Executive Committee of each contracting company, who will be notified in the event that the Management of each Party do not reach an agreement.

*19.2If a dispute  is not  resolved  through  the  negotiations  referred  to in
     Article 19 I, the dispute will be referred to arbitration, which shall be carried out in accordance with the rules established by the International Chamber of Commerce in Paris. Such arbitration shall take place in the city of Miami, Florida in the United States Each Party shall name an arbitrator, and the chosen arbitrators shall in turn nominate a third arbitrator; if the chosen arbitrators do not agree upon the naming of a third arbitrator, one will be appointed by the International Chamber of Commerce in Paris. The decision of the arbitrators will be final and binding on the Parties hereto.

19.3 CAESS unconditionally and irrevocably agrees that the execution, delivery and fulfillment of this Contract on the part of CAESS constitutes private and commercial acts, and not public or governmental acts Furthermore, CAESS, as a private company, declares that it shall not enjoy any sovereign immunity or procedural privileges instituted by any special laws.

 ARTICLE  20- NOTICES AND CONFIDENTIALITY

20.1 Any formal notices exchanged between the Parties shall be delivered by telefax or telecopy and confirmed in writing, upon request of the interested Party, to the following addresses:

         CONTINENT AL WASTE CONVERSION DE EL SALVADOR, S A DE C V
         89 Avenida Norte, No 561, Colonia Escalon, San Salvador, EI Salvador Telephone (503) 264-1200
         Facsimile (503) 263-2808

         COMPANIA DE ALUMBRADO ELECTRICO DE SAN SALVADOR, SA DE CV
         (CAESS)
         Blvd Los Heroes, Edificio CAESS, San Salvador, EI Salvador Telephone (503) 260-6033



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*20.2This  Contract  shall  remain  confidential  between  the Parties and their professional advisors, except in accordance with internal requirements or for purposes of financing, and except insofar as the Parties are required by law to disclose such Contract.

ARTICLE  21- MISCELLANEOUS PROVISIONS

21.1 This Contract is intended exclusively for the benefit of the Parties hereto Nothing in this Contract shall create any obligation or responsibility to any person not a Party to this Contract.

"21.2This  Contract   shall  not  be   interpreted  or  utilized  to  create  an
     association, joint venture or alliance between the Parties or to impose any obligation or responsibility to the Company on either of the Parties.

     Neither Party has the right, power or authority to agree in name of or as an agent or representative of the other Party.

"21.3Both Parties shall  produce and deliver,  or shall cause to be produced and delivered, all documents and future deeds (including certificates, declarations and affidavits) and any other similar documents, as per any reasonable requests made by the other Party for the purpose of giving validity to this Contract and/or to establish compliance with the representations, covenants and conditions of this Contract.

"21.4The division of this Contract into Articles and the use of headings herein are solely for the purposes of convenience and shall not affect the interpretation of same. Any reference in this Contract to an act, statute or section shall be considered as a reference to said act, statute or section as may be amended or enforced from time to time. Any words in singular form signify the same in plural form, and vice versa.

"21.5Except as otherwise herein provided, this Contract shall be governed and interpreted by the applicable laws of the Republic of EI Salvador, and the Courts to which the Parties will be subject shall be those based in San Salvador.

ARTICLE  22- SUCCESSORS AND ASSIGNS

22.1 This Contract shall extend to and be binding upon CAESS and GENERATOR, and to their respective successors and authorized assigns, with the understanding that GENERATOR shall not assign its interest in this Contract or any part thereof, without the written consent of CAESS or vice versa.



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ARTICLE  23- GUARANTEES AND REPRESENTATIONS

 23.I    GENERATOR represents and guarantees to CAESS the following

          a) GENERATOR is a Corporation of Variable Capital, legally incorporated, validly existing and duly accredited, under the laws of the Republic of EI Salvador, that it is validly existing and duly accredited to carry out acts in the whole territory of EI Salvador and abroad, and that GENERATOR has the power and authority to conduct its business, to retain the ownership of its property and to hold, deliver and comply with its obligations under this Contract.

          b) The execution, delivery and fulfillment by GENERATOR of this Contract has been duly authorized through the necessary corporate procedures, whereby it shall not (i) require any consent or approval from the Board of Directors or shareholders of GENERATOR, or from any third party, other than that which has already been obtained (proof of such consent and approval must be provided to CAESS if it has not yet received same); (ii) result in or constitute default under any provisions of the constitutional documents of GENERATOR or any Deed or contract to which GENERATOR is a party, or by that which GENERATOR or its agents might be obligated or subjected; or violate a law, rule, regulation, order, mandate, sentence, decree, determination or finding currently in full force and effect and applicable to GENERATOR; or (iii) result in the creation or imposition of any tax on GENERATOR's property.

          c) This Contract constitutes a legal, valid and mandatory obligation for GENERATOR, and the required fulfillment of such against GENERATOR will be in accordance with the terms of this document.

          d) All necessary government authorizations related to the proper execution and delivery by GENERATOR of this Contract have been duly obtained or created and are now in full force and effect.

          e) There are no pending legal or judicial actions, lawsuits or proceedings (nor have any been threatened, to the knowledge of GENERA TOR), nor any before any government body having jurisdiction over GENERATOR, that are against or affecting GENERATOR or any of its property, titles or assets, which, in the event of an adverse determination, would have a material and negative effect on (i) GENERATOR's financing conditions, profits or operations; or (ii) GENERATOR's ability to carry out the transactions considered in this Contract.

23.2 Both GENERATOR and CAESS shall preserve and maintain in full force and effect their existence, as well as all the government authorizations necessary for the adequate operation of their business, including the fulfillment of this Contract.



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23.3 CAESS  shall make its best  efforts to  execute,  deliver  and  acknowledge receipt of any instruments and documents, to implement any modification of this Contract and to take any necessary action to satisfy any reasonable request made in writing from any Creditor or prospective Creditor with respect to the financing of the Generating Facility The aforementioned shall not be interpreted as a request for CAESS to implement, acknowledge receipt of and deliver any other document, or to take any other necessary actions which are inconsistent with its rights under this Contract or which are specifically subject to its consent or approval under this Contract, except that CAESS shall carry out all reasonable efforts to deliver any other instruments or documents, or take any other actions, which are consistent with the routine requests by the Creditors with respect to the financing of similar projects.

23.4     MOST FAVOURABLE CONDITIONS

          a) GENERATOR is obligated to grant to CAESS the same conditions, terms and price which by virtue of the Power Purchase Contract it would grant to any other distributor, when such conditions, terms and price are considered by CAESS as more favourable than the conditions, terms and price agreed to in this Contract The new conditions shall become valid fifteen ( I 5) days after CAESS request them from GENERATOR in writing.

 23.5    RIGHT OF PREFERENCE

               CAESS is obligated to grant to GENERATOR the preferential right to supply any amount of Electrical Energy that might be required in the future in excess of the contracted amounts agreed upon by GENERATOR and CEL. GENERATOR must reply as to whether it will accept the offer to purchase, no later than twenty (20) days from the date GENERATOR receives the written request made by CAESS The conditions, terms and price of the new Contract shall be agreed upon independently of the covenants contained in this Contract.

ARTICLE  24- PREVIOUS CONDITIONS

24.1 Without prejudice to any of the other provisions stipulated in this Contract, GENERATOR and CAESS agree that the following events constitute previous conditions to the implementation of GENERATOR's obligations under this Contract:

24.I.I The implementation of a Fuel Supply Contract that is acceptable to GENERATOR entirely at its discretion;

24.1.2 GENERATOR obtaining all necessary land transfers, leases, obligations, licenses, rights of way or other documents related to GENERA TOR ' s real estate, that may



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               be  necessary  or  desirable,   entirely  at  the  discretion  of
               GENERATOR,   for  the  development,   ownership,   operation  and
               financing of the Generating Facility; and,

24.1.3 The ratification by GENERATOR's Board of Directors of the agreements that modify the Original Contract.

24.2 Without prejudice to any of the other provisions stipulated in this Contract, GENERATOR and CAESS agree that the following events constitute previous conditions to the implementation of CAESS' s obligations under this Contract:

24.2.I The ratification by the Board of Directors elected by the shareholders which have acquired the shares of CAESS, of the agreements that modify the Original Contract In the event that said Board of Directors does not ratify the terms of this amendment, the Board of Directors shall indicate the specific items with which it is in disagreement, in order to initiate negotiations immediately.

     The term of this ratification will be a maximum of two (2) months from the Election of the new Board of Directors of CAESS.

     By virtue of the  stipulations  contained in this  Article,  the  durations
     agreed  to  in  this  Contract   shall  come  into  effect   following  the
     ratification established in Article 24.2.I.

CAESS and GENERATOR agree to the terms and conditions of this Contract, in the City ofSan Salvador, this 12th day of November, 1997.


(Signed)                                     (Signed)
 Benjamin Salvador Valiente Argueta          Deisy Reynosa
 CAESS                                       CWEL






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